Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2015 Results

  4Q and full-year revenue outpace industry production
  Record high 4Q and full-year EBIT
  Eleventh consecutive quarter and sixth consecutive year of margin improvement
  Record high 4Q net income and earnings per share
  $176 million improvement in cash from operations in 2015
  Repurchased 4.2 million shares of common stock in 2015

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 9, 2016--Tenneco (NYSE: TEN) reported fourth quarter net income of $68 million, or $1.17 per diluted share, compared with $21 million, or 33-cents per diluted share in fourth quarter 2014. Adjusted net income rose to a fourth quarter record high of $80 million, or $1.39 per diluted share, versus $65 million or $1.05 per diluted share last year.

Revenue

Total revenue in the fourth quarter was $2.031 billion, up 1% year-over-year against significant currency headwinds. Excluding a negative currency impact of $142 million, total revenue in the fourth quarter increased 8% to $2.173 billion. Tenneco’s total revenue, excluding currency, outgrew global aggregate industry production in the quarter driven by:

  Light vehicle revenue growth of 11%, led by Europe, China and North America, which was more than twice the light vehicle industry production growth of 4%;
  Commercial truck and off-highway revenue increase of 1%, or 3% on a value-add basis, due to incremental content even as unit demand declined about 16% versus last year;
  A 3% increase in global aftermarket revenue on higher sales in Europe, South America and North America.

“I am pleased with our fourth quarter and full-year results as our revenue growth continued to outpace global industry production. We also delivered record-high EBIT as well as margin improvement and an outstanding cash performance,” said Gregg Sherrill, chairman and CEO, Tenneco. “These results demonstrate the strengths of our underlying business including a clear strategic direction, effective structural growth drivers, balance across our operations and a track record of solid execution.”

EBIT

Fourth quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $128 million, versus $83 million last year. Adjusted EBIT rose 9% to $148 million, a record high for the fourth quarter. Adjusted EBIT includes $15 million in negative currency.

Adjusted fourth quarter 2015 and 2014 results

(millions except per share amounts)	Q4 2015				Q4 2014
			Net income				Net income
			attributable to				attributable to	Per
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Share
Earnings Measures	$177	$128	$68	$1.17	$136	$83	$21	$0.33

Adjustments (reflects non-GAAP measures):

Restructuring and related expenses	16	16	15	0.26	20	21	18	0.29

Pension/Postretirement charges	4	4	3	0.05	32	32	20	0.32

Costs related to refinancing	-	-	-	-	-	-	8	0.13

Net tax adjustments	-	-	(6)	(0.09)	-	-	(2)	(0.02)

Non-GAAP earnings measures	$197	$148	$80	$1.39	$188	$136	$65	$1.05

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Fourth quarter EBIT margin

In the fourth quarter 2015, Tenneco delivered its eleventh consecutive quarter of EBIT margin improvement.

	Q4 2015	Q4 2014

EBIT as a percent of revenue	6.3%	4.1%
EBIT as a percent of value-add revenue	8.3%	5.4%

Adjusted EBIT as a percent of revenue	7.3%	6.8%
Adjusted EBIT as a percent of value-add revenue	9.6%	8.8%

Clean Air adjusted EBIT as a percent of value-add revenue was up 130 basis points to 12.3%, driven by higher light vehicle volumes globally, commercial truck and off-highway content growth, and higher aftermarket revenue in North America. Ride Performance adjusted EBIT margin was 8.8%, about even with a year ago with stronger light vehicle volumes in Europe and China and higher aftermarket sales, offset by market weakness in South America. Both Clean Air and Ride Performance margins include the benefit of restructuring and manufacturing cost savings.

Cash

Cash generated by operations in the fourth quarter was $329 million, up 31% compared with $252 million in fourth quarter 2014. The improvement was driven by higher earnings, lower interest and tax payments and strong working capital management.

FULL-YEAR 2015 RESULTS

Adjusted full year 2015 and 2014 results

(millions except per share amounts)	2015				2014
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$722	$519	$247	$4.11	$700	$492	$226	$3.66

Adjustments (reflects non-GAAP measures):

Restructuring and related expenses	59	63	58	0.96	48	49	42	0.67

Pension/Postretirement charges	4	4	3	0.05	32	32	20	0.32

Bad debt charge	-	-	-	-	4	4	3	0.05

Costs related to refinancing	-	-	-	-	-	-	8	0.13

Net tax adjustments	-	-	(15)	(0.25)	-	-	(11)	(0.18)

Non-GAAP earnings measures	$785	$586	$293	$4.87	$784	$577	$288	$4.65

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Full year revenue

For the full year, Tenneco reported total revenue of $8.209 billion. Excluding the impact of $638 million in negative currency, revenue increased 5% to $8.847 billion, with growth in both the Clean Air and Ride Performance product lines.

Excluding currency, Tenneco revenue growth continued to outpace aggregate industry production in 2015 with OE light vehicle revenue improving 6% versus 1% industry growth, and commercial truck and off-highway revenue down 3%, or 1% on a value-add basis, versus a unit demand decline of 23%. Global aftermarket revenue increased 6% versus last year.

Full year EBIT

Full-year EBIT increased to $519 million, versus $492 million a year ago. Adjusted EBIT rose 2% to $586 million. Earnings were driven by leveraging higher light vehicle volumes globally, incremental commercial truck and off-highway content, and higher global aftermarket sales. On the cost side, EBIT also benefited from manufacturing efficiencies and savings related to restructuring activities. Excluding $64 million in negative currency, adjusted EBIT was up 13%.

Full year EBIT margin

Tenneco delivered its sixth consecutive year of improved adjusted EBIT as a percent of value-add revenue.

	2015	2014

EBIT as a percent of revenue	6.3%	5.8%
EBIT as a percent of value-add revenue	8.2%	7.6%

Adjusted EBIT as a percent of revenue	7.1%	6.9%
Adjusted EBIT as a percent of value-add revenue	9.3%	8.9%

Cash

For the full year, cash generated by operations in 2015 was $517 million, a 52% improvement versus $341 million a year ago, primarily due to strong working capital management, lower interest and tax payments and higher earnings.

Tenneco continues to invest in growth with total capital spending in 2015 of $295 million, primarily for new programs in Europe, North America and China.

Share Repurchase

Tenneco continued to return value to shareholders through the repurchase of common stock. For the full year, Tenneco repurchased a total of 4.2 million shares for $213 million. As of year-end, Tenneco has authorization to make additional share repurchases of $337 million, which the company expects to complete by the end of 2017.

2016 – 2018 OUTLOOK

First quarter 2016

Excluding currency, Tenneco expects total revenue growth of 5% in the first quarter 2016, outpacing aggregate industry production growth of 2%.* The revenue increase will be driven by higher light vehicle volumes and the ramp up of recently launched programs, additional content on commercial truck and off-highway programs to meet emissions regulations, and year-over-year growth in the aftermarket. The company anticipates a currency headwind in the first quarter of approximately 2% based on current exchange rates.

Aggregate industry production growth of 2% in the quarter includes global light vehicle production growth of 2%, and combined commercial truck and off-highway equipment production flat compared with a year ago.

Full year 2016

As previously announced, the company expects total revenue to grow 5% in 2016, excluding the impact of currency, driven by:

  Incremental light vehicle Clean Air revenue from 2015 launches and new launches in 2016;
  Incremental revenue from Monroe® Intelligent Suspension programs with four new launches in 2016 and the continued ramp-up on programs launched in 2015;
  Commercial truck and off-highway emissions regulations with additional content on off-highway Tier 4f and Stage 4 programs in North America and Europe, incremental revenue from 2015 launches of a North America medium-duty commercial truck and an off-highway program in Japan, increasing market share with commercial truck customers in China, and initial launches with commercial truck customers in India to comply with BS IV regulations.

The company’s revenue growth estimate for 2016 assumes aggregate industry production growth of 3% including a 3% increase in global light vehicle production, and a 1% decline in commercial truck and off-highway equipment production.

In 2016, Tenneco expects:

  Capital expenditures between $300 and $330 million;
  Annual interest expense of about $75 million;
  Cash taxes between $140 million and $160 million;
  Full year tax rate between 31% to 32%.

Three year revenue outlook

In 2017 and 2018, Tenneco expects annual revenue growth of 6% to 8%, and 7% to 9% respectively, outpacing production by 3% to 5% each year as new light vehicle emissions regulations begin to phase-in in North America and Europe. These estimates also exclude the impact of currency.

“We expect solid revenue growth of 5% in 2016 based on what we see in the markets today and accelerating revenue growth in 2017 and 2018 as new light vehicle emissions regulations begin to take effect in North America and Europe. With these revenue estimates, we expect to continue outpacing industry production in our end markets, all driven by emissions regulations, and growing demand for Tenneco’s advanced Ride Performance technologies and aftermarket products," said Sherrill. “We also expect continued margin improvement and remain very focused on generating cash for growth investments, balance sheet strength and returns to our shareholders.”

*Aggregate Industry Production: IHS Automotive January 2016 global light vehicle production forecasts, Power Systems Research (PSR), January 2016 forecast for global commercial truck and buses, PSR off-highway engine production in North America and Europe and Tenneco estimates.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – adjusted EBIT as a percentage of value-add revenue – Annual
Reconciliation of Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months and 12 Months

CONFERENCE CALL

The company will host a conference call on Tuesday, February 9, 2016 at 9:00 a.m. ET. The dial-in number is 888-790-3159 (domestic) or 415-228-4939 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on February 9, 2016 through March 9, 2016. To access this recording, dial 888-566-0133 (domestic) or 203-369-3422 (international). The purpose of the call is to discuss the company’s operations for last fiscal quarter and year ending 2015, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 18, 2016 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 21, 2016.

Tenneco is an $8.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 30,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. For certain additional assumptions upon which these estimates are based, see the slides accompanying the February 9, 2016 webcast, which will be available on the financial section of the Tenneco website at www.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2014, and its quarterly report on Form 10-Q for the quarter ended September 30, 2015.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2015		2014
Net sales and operating revenues
Clean Air Division - Value-add revenues	$967		$939
Clean Air Division - Substrate sales	482		456
Ride Performance Division - Value-add revenues	582		609
	$2,031		$2,004

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,688	(a)	1,685	(d) (e)
Engineering, research and development	32		43	(d)
Selling, general and administrative	132	(a) (b)	140	(d) (e)
Depreciation and amortization of other intangibles	49		53	(d)
Total costs and expenses	1,901		1,921

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)	(a)	1
Total other income (expense)	(2)		-

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	116	(a)	100	(d)
Ride Performance Division	38	(a)	39	(d) (e)
Other	(26)	(b)	(56)	(d) (e)
	128		83

Interest expense (net of interest capitalized)	18		33	(f)
Earnings before income taxes and noncontrolling interests	110		50

Income tax expense	27	(c)	14	(g)
Net income	83		36

Less: Net income attributable to noncontrolling interests	15		15
Net income attributable to Tenneco Inc.	$68		$21

Weighted average common shares outstanding:
Basic	57.4		60.9
Diluted	57.9		61.7

Earnings per share of common stock:
Basic	$1.18		$0.34
Diluted	$1.17		$0.33

(a) Includes restructuring and related charges of $16 million pre-tax, $15 million after tax or $0.26 per diluted share. Of the amount, $9 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses and $1 million is recorded in other income (expense). $3 million is recorded in the Clean Air Division and $13 million is recorded in the Ride Performance Division.

(b) Includes pension charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share recorded in selling, general and administrative expense.

(c) Includes net tax benefits of $6 million or $0.09 per diluted share for tax adjustments to prior year estimates.

(d) Includes restructuring and related charges of $21 million pre-tax, $18 million after tax or $0.29 per diluted share. Of the amount, $8 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses, $6 million is recorded in engineering expenses and $1 million is recorded in depreciation and amortization. $3 million is recorded in the Clean Air Division, $14 million is recorded in the Ride Performance Division and $4 million is recorded in Other.

(e) Includes pension derisking and postretirement medical true-up charges of $32 million pre-tax, $20 million after tax or $0.32 per diluted share. Of the amount, $7 million is recorded in cost of sales and $25 million is recorded in selling, general and administrative expense. $1 million is recorded in the Ride Performance Division and $31 million is recorded in Other.

(f) Includes pre-tax expenses of $13 million, $8 million after tax or $0.13 per share for costs related to refinancing activities.

(g) Includes net tax benefits of $2 million or $0.02 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2015		2014
Net sales and operating revenues
Clean Air Division - Value-add revenues	$3,807		$3,877
Clean Air Division - Substrate sales	1,916		1,934
Ride Performance Division - Value-add revenues	2,486		2,609
	$8,209		$8,420

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	6,845	(a)	7,025	(d) (e) (f)
Engineering, research and development	146	(a)	169	(d)
Selling, general and administrative	491	(a) (b)	519	(d) (e) (f)
Depreciation and amortization of other intangibles	203	(a)	208	(d)
Total costs and expenses	7,685		7,921

Loss on sale of receivables	(4)		(4)
Other income (expense)	(1)	(a)	(3)	(d)
Total other income (expense)	(5)		(7)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	417	(a)	397	(d) (e)
Ride Performance Division	189	(a)	219	(d) (f)
Other	(87)	(b)	(124)	(d) (f)
	519		492

Interest expense (net of interest capitalized)	67		91
Earnings before income taxes and noncontrolling interests	452		401

Income tax expense	149	(c)	131	(g)
Net income	303		270

Less: Net income attributable to noncontrolling interests	56		44	(h)
Net income attributable to Tenneco Inc.	$247		$226

Weighted average common shares outstanding:
Basic	59.7		60.7
Diluted	60.2		61.8

Earnings per share of common stock:
Basic	$4.14		$3.72
Diluted	$4.11		$3.66

(a) Includes restructuring and related charges of $63 million pre-tax, $58 million after tax or $0.96 per diluted share. Of the amount, $46 million is recorded in cost of sales, $11 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses, $4 million is recorded in depreciation and amortization and $1 million is recorded in other income (expense). $10 million is recorded in the Clean Air Division and $53 million is recorded in the Ride Performance Division.

(b) Includes pension charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share recorded in selling, general and administrative expense.

(c) Includes net tax benefits of $15 million or $0.25 per diluted share for tax adjustments to prior year estimates.

(d) Includes restructuring and related charges of $49 million pre-tax, $42 million after tax or $0.67 per diluted share. Of the amount, $28 million is recorded in cost of sales, $9 million is recorded in selling, general and administrative expenses, $7 million is recorded in engineering expenses, $1 million is recorded in depreciation and amortization and $4 million is recorded in other income (expense). $17 million is recorded in the Clean Air Division, $28 million is recorded in the Ride Performance Division and $4 million is recorded in Other.

(e) Includes a charge of $4 million pre-tax, $3 million after tax or $0.05 per diluted share related to the bankruptcy of an aftermarket customer in Europe. Of the amount, $2 million is recorded in cost of sales and $2 million is recorded in selling, general and administrative expenses.

(f) Includes pension derisking and postretirement medical true-up charges of $32 million pre-tax, $20 million after tax or $0.32 per diluted share. Of the amount, $7 million is recorded in cost of sales and $25 million is recorded in selling, general and administrative expense. $1 million is recorded in the Ride Performance Division and $31 million is recorded in Other.

(g) Includes pre-tax expenses of $13 million, $8 million after tax or $0.13 per share for costs related to refinancing activities.

(h) Includes net tax benefits of $11 million or $0.18 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2015		December 31, 2014

Assets

	Cash and cash equivalents	$287		$282

	Restricted cash	1		3

	Receivables, net	1,112	(a)	1,088	(a)

	Inventories	682		688

	Other current assets	229	(d)	365

	Investments and other assets	413	(c) (d)	352	(c)

	Plant, property, and equipment, net	1,243		1,218

	Total assets	$3,967		$3,996

Liabilities and Shareholders' Equity

	Short-term debt	$86		$60

	Accounts payable	1,376		1,372

	Accrued taxes	37		40

	Accrued interest	4		3

	Other current liabilities	291	(d)	324

	Long-term debt	1,124	(b) (c)	1,055	(b) (c)

	Deferred income taxes	7	(d)	18

	Deferred credits and other liabilities	526		551

	Redeemable noncontrolling interests	43		35

	Tenneco Inc. shareholders' equity	431		497

	Noncontrolling interests	42		41

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$3,967		$3,996

		December 31, 2015		December 31, 2014
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$174		$153

		December 31, 2015		December 31, 2014
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$105		$-
	Term loan A (Due 2019)	285		300
	6.875% senior notes (Due 2020)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	9		30

		$1,124		$1,055

(c) In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $12 million and $14 million at December 31, 2015 and December 31, 2014, respectively.

(d) In November 2015, the FASB issued Accounting Standard Update 2015-17, Balance Sheet Classification of Deferred Taxes, which requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. Tenneco adopted this standard as of December 31, 2015 and applied prospectively. Adoption of this guidance resulted in a reclassification of our net current deferred tax asset to the net non-current deferred tax asset in our Consolidated Balance Sheet as of December 31, 2015. No prior periods were retrospectively adjusted.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2015	2014

Operating activities:
Net income	$83	$36
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	49	53
Stock-based compensation	2	2
Deferred income taxes	1	12
Loss on sale of assets	2	1
Changes in components of working capital-
(Inc.)/dec. in receivables	147	153
(Inc.)/dec. in inventories	29	51
(Inc.)/dec. in prepayments and other current assets	41	(24)
Inc./(dec.) in payables	20	(22)
Inc./(dec.) in accrued taxes	6	(6)
Inc./(dec.) in accrued interest	(12)	(11)
Inc./(dec.) in other current liabilities	(41)	(1)
Changes in long-term assets	2	9
Changes in long-term liabilities	(2)	14
Other	2	(15)
Net cash provided by operating activities	329	252

Investing activities:
Proceeds from sale of assets	1	2
Cash payments for plant, property & equipment	(65)	(66)
Cash payments for software-related intangible assets	(10)	(1)
Cash payment for net assets purchased	-	(3)
Change in restricted cash	1	2
Net cash used by investing activities	(73)	(66)

Financing activities:
Issuance of common shares	1	20
Purchase of common stock under the share repurchase program	(55)	(22)
Tax impact from stock-based compensation	5	8
Issuance of long-term debt	-	525
Debt issuance costs on long-term debt	-	(12)
Retirement of long-term debt	(12)	(446)
Net inc./(dec.) in bank overdrafts	(1)	11
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(121)	(217)
Net inc./(dec.) in short-term debt secured by accounts receivable	-	(30)
Distribution to noncontrolling interest partners	-	(7)
Net cash used by financing activities	(183)	(170)

Effect of foreign exchange rate changes on cash and
cash equivalents	(6)	(9)

Increase in cash and cash equivalents	67	7
Cash and cash equivalents, October 1	220	275
Cash and cash equivalents, December 31	$287	$282

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$30	$40
Cash paid during the period for income taxes (net of refunds)	26	38

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$50	$41

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2015	2014

Operating activities:
Net income	$303	$270
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	203	208
Stock-based compensation	15	13
Deferred income taxes	-	(1)
Loss on sale of assets	4	6
Changes in components of working capital-
(Inc.)/dec. in receivables	(90)	(83)
(Inc.)/dec. in inventories	(36)	(74)
(Inc.)/dec. in prepayments and other current assets	37	(81)
Inc./(dec.) in payables	90	94
Inc./(dec.) in accrued taxes	(1)	-
Inc./(dec.) in accrued interest	1	(6)
Inc./(dec.) in other current liabilities	(10)	13
Changes in long-term assets	3	12
Changes in long-term liabilities	(2)	(13)
Other	-	(17)
Net cash provided by operating activities	517	341

Investing activities:
Proceeds from sale of assets	4	3
Cash payments for plant, property & equipment	(286)	(328)
Cash payments for software-related intangible assets	(23)	(13)
Cash payment for net assets purchased	-	(3)
Change in restricted cash	2	2
Net cash used by investing activities	(303)	(339)

Financing activities:
Issuance of common shares	6	19
Purchase of common stock under the share repurchase program	(213)	(22)
Tax impact from stock-based compensation	6	26
Issuance of long-term debt	1	570
Debt issuance costs on long-term debt	(1)	(12)
Retirement of long-term debt	(37)	(462)
Net inc./(dec.) in bank overdrafts	(22)	6
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	102	(70)
Net inc./(dec.) in short-term debt secured by accounts receivable	30	(10)
Capital contribution from noncontrolling interest partner	-	5
Distribution to noncontrolling interest partners	(44)	(30)
Net cash provided (used) by financing activities	(172)	20

Effect of foreign exchange rate changes on cash and
cash equivalents	(37)	(15)

Increase in cash and cash equivalents	5	7
Cash and cash equivalents, January 1	282	275
Cash and cash equivalents, December 31	$287	$282

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$68	$93
Cash paid during the period for income taxes (net of refunds)	105	136

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$50	$41

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$68

Net income attributable to noncontrolling interests										15

Net income										83

Income tax expense										27

Interest expense (net of interest capitalized)										18

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	128

Depreciation and amortization of other intangibles	16	10	6	32	8	8	1	17	-	49

Total EBITDA including noncontrolling interests (2)	$81	$26	$41	$148	$38	$4	$13	$55	$(26)	$177

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$21

Net income attributable to noncontrolling interests										15

Net income										36

Income tax expense										14

Interest expense (net of interest capitalized)										33

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	83

Depreciation and amortization of other intangibles	17	11	6	34	9	8	2	19	-	53

Total EBITDA including noncontrolling interests (2)	$68	$29	$37	$134	$36	$9	$13	$58	$(56)	$136

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q4 2015				Q4 2014
					Net income				Net income
					attributable to				attributable to	Per
			EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Share
Earnings Measures			$177	$128	$68	$1.17	$136	$83	$21	$0.33

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			16	16	15	0.26	20	21	18	0.29
Pension/Postretirement charges (4)			4	4	3	0.05	32	32	20	0.32
Costs related to refinancing			-	-	-	-	-	-	8	0.13
Net tax adjustments			-	-	(6)	(0.09)	-	-	(2)	(0.02)

Non-GAAP earnings measures			$197	$148	$80	$1.39	$188	$136	$65	$1.05

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	$128
Restructuring and related expenses	-	2	1	3	-	13	-	13	-	16
Pension charges (4)	-	-	-	-	-	-	-	-	4	4
Adjusted EBIT	$65	$18	$36	$119	$30	$9	$12	$51	$(22)	$148

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	$83
Restructuring and related expenses	1	1	1	3	2	12	-	14	4	21
Pension/Postretirement charges (4)	-	-	-	-	1	-	-	1	31	32
Adjusted EBIT	$52	$19	$32	$103	$30	$13	$11	$54	$(21)	$136

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking and postretirement medical true-up.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$247

Net income attributable to noncontrolling interests										56

Net income										303

Income tax expense										149

Interest expense (net of interest capitalized)										67

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	519

Depreciation and amortization of other intangibles	65	40	25	130	33	34	6	73	-	203

Total EBITDA including noncontrolling interests (2)	$309	$92	$146	$547	$188	$29	$45	$262	$(87)	$722

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$226

Net income attributable to noncontrolling interests										44

Net income										270

Income tax expense										131

Interest expense (net of interest capitalized)										91

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	492

Depreciation and amortization of other intangibles	66	45	22	133	33	35	7	75	-	208

Total EBITDA including noncontrolling interests (2)	$303	$104	$123	$530	$176	$75	$43	$294	$(124)	$700

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2015				YTD 2014
					Net income				Net income
					attributable to	Per			attributable to	Per
			EBITDA (3)	EBIT	Tenneco Inc.	Share	EBITDA (3)	EBIT	Tenneco Inc.	Share
Earnings Measures			$722	$519	$247	$4.11	$700	$492	$226	$3.66

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			59	63	58	0.96	48	49	42	0.67
Pension/Postretirement charges (4)			4	4	3	0.05	32	32	20	0.32
Bad debt charge (5)			-	-	-	-	4	4	3	0.05
Costs related to refinancing			-	-	-	-	-	-	8	0.13
Net tax adjustments			-	-	(15)	(0.25)	-	-	(11)	(0.18)

Non-GAAP earnings measures			$785	$586	$293	$4.87	$784	$577	$288	$4.65

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	$519
Restructuring and related expenses	-	6	4	10	2	49	2	53	-	63
Pension charges (4)	-	-	-	-	-	-	-	-	4	4
Adjusted EBIT	$244	$58	$125	$427	$157	$44	$41	$242	$(83)	$586

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	$492
Restructuring and related expenses	1	10	6	17	5	22	1	28	4	49
Pension/Postretirement charges (4)	-	-	-	-	1	-	-	1	31	32
Bad debt charge (5)	-	4	-	4	-	-	-	-	-	4
Adjusted EBIT	$238	$73	$107	$418	$149	$62	$37	$248	$(89)	$577

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking and postretirement medical true-up.

(5) Charge related to the bankruptcy of an aftermarket customer in Europe.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$701	$247	$454	$(2)	$456
Europe, South America & India	454	164	290	(48)	338
Asia Pacific	294	71	223	(11)	234
Total Clean Air Division	1,449	482	967	(61)	1,028

Ride Performance Division
North America	292	-	292	(7)	299
Europe, South America & India	226	-	226	(43)	269
Asia Pacific	64	-	64	(5)	69
Total Ride Performance Division	582	-	582	(55)	637

Total Tenneco Inc.	$2,031	$482	$1,549	$(116)	$1,665

	Q4 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$662	$235	$427	$-	$427
Europe, South America & India	461	158	303	-	303
Asia Pacific	272	63	209	-	209
Total Clean Air Division	1,395	456	939	-	939

Ride Performance Division
North America	310	-	310	-	310
Europe, South America & India	237	-	237	-	237
Asia Pacific	62	-	62	-	62
Total Ride Performance Division	609	-	609	-	609

Total Tenneco Inc.	$2,004	$456	$1,548	$-	$1,548

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,851	$1,007	$1,844	$(5)	$1,849
Europe, South America & India	1,835	664	1,171	(236)	1,407
Asia Pacific	1,037	245	792	(28)	820
Total Clean Air Division	5,723	1,916	3,807	(269)	4,076

Ride Performance Division
North America	1,313	-	1,313	(29)	1,342
Europe, South America & India	944	-	944	(195)	1,139
Asia Pacific	229	-	229	(15)	244
Total Ride Performance Division	2,486	-	2,486	(239)	2,725

Total Tenneco Inc.	$8,209	$1,916	$6,293	$(508)	$6,801

	YTD 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,815	$1,045	$1,770	$-	$1,770
Europe, South America & India	1,974	668	1,306	-	1,306
Asia Pacific	1,022	221	801	-	801
Total Clean Air Division	5,811	1,934	3,877	-	3,877

Ride Performance Division
North America	1,351	-	1,351	-	1,351
Europe, South America & India	1,032	-	1,032	-	1,032
Asia Pacific	226	-	226	-	226
Total Ride Performance Division	2,609	-	2,609	-	2,609

Total Tenneco Inc.	$8,420	$1,934	$6,486	$-	$6,486

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2015 vs. Q4 2014 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$39	6%	$29	7%
Europe, South America & India	(7)	(2%)	35	12%
Asia Pacific	22	8%	25	12%
Total Clean Air Division	54	4%	89	9%

Ride Performance Division
North America	(18)	(6%)	(11)	(4%)
Europe, South America & India	(11)	(5%)	32	14%
Asia Pacific	2	3%	7	11%
Total Ride Performance Division	(27)	(4%)	28	5%

Total Tenneco Inc.	$27	1%	$117	8%

	YTD Q4 2015 vs. YTD Q4 2014 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$36	1%	$79	4%
Europe, South America & India	(139)	(7%)	101	8%
Asia Pacific	15	1%	19	2%
Total Clean Air Division	(88)	(2%)	199	5%

Ride Performance Division
North America	(38)	(3%)	(9)	(1%)
Europe, South America & India	(88)	(9%)	107	10%
Asia Pacific	3	1%	18	8%
Total Ride Performance Division	(123)	(5%)	116	4%

Total Tenneco Inc.	$(211)	(3%)	$315	5%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2015	2014

Total debt (1)	$1,210	$1,115

Total cash	288	285

Debt net of cash balances (2)	$922	$830

Adjusted LTM EBITDA including noncontrolling interests (3) (4)	$785	$784

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (5)	1.2x	1.1x

(1) In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $12 million and $14 million at December 31, 2015 and December 31, 2014, respectively.

(2) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (2), (3) and (4) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2015
					Value-add
			Revenues	Substrate Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,522	$(99)	$1,621	$439	$1,182
Original equipment commercial truck, off-highway and other revenues	231	(17)	248	69	179
Aftermarket revenues	278	(26)	304	-	304
Net sales and operating revenues	$2,031	$(142)	$2,173	$508	$1,665

	Q4 2014
					Value-add
			Revenues	Substrate Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,465	$-	$1,465	$384	$1,081
Original equipment commercial truck, off-highway and other revenues	245	-	245	72	173
Aftermarket revenues	294	-	294	-	294
Net sales and operating revenues	$2,004	$-	$2,004	$456	$1,548

	YTD 2015
					Value-add
			Revenues	Substrate Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$5,972	$(449)	$6,421	$1,751	$4,670
Original equipment commercial truck, off-highway and other revenues	978	(82)	1,060	295	765
Aftermarket revenues	1,259	(107)	1,366	-	1,366
Net sales and operating revenues	$8,209	$(638)	$8,847	$2,046	$6,801

	YTD 2014
					Value-add
			Revenues	Substrate Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$6,030	$-	$6,030	$1,608	$4,422
Original equipment commercial truck, off-highway and other revenues	1,096	-	1,096	326	770
Aftermarket revenues	1,294	-	1,294	-	1,294
Net sales and operating revenues	$8,420	$-	$8,420	$1,934	$6,486

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$701	$454	$294	$1,449	$292	$226	$64	$582	$-	$2,031

Less: Substrate sales	247	164	71	482	-	-	-	-	-	482

Value-add revenues	$454	$290	$223	$967	$292	$226	$64	$582	$-	$1,549

EBIT	$65	$16	$35	$116	$30	$(4)	$12	$38	$(26)	$128

EBIT as a % of revenue	9.3%	3.5%	11.9%	8.0%	10.3%	-1.8%	18.8%	6.5%		6.3%
EBIT as a % of value-add revenue	14.3%	5.5%	15.7%	12.0%	10.3%	-1.8%	18.8%	6.5%		8.3%

Adjusted EBIT	$65	$18	$36	$119	$30	$9	$12	$51	$(22)	$148

Adjusted EBIT as a % of revenue	9.3%	4.0%	12.2%	8.2%	10.3%	4.0%	18.8%	8.8%		7.3%
Adjusted EBIT as a % of value-add revenue	14.3%	6.2%	16.1%	12.3%	10.3%	4.0%	18.8%	8.8%		9.6%

	Q4 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$662	$461	$272	$1,395	$310	$237	$62	$609	$-	$2,004

Less: Substrate sales	235	158	63	456	-	-	-	-	-	456

Value-add revenues	$427	$303	$209	$939	$310	$237	$62	$609	$-	$1,548

EBIT	$51	$18	$31	$100	$27	$1	$11	$39	$(56)	$83

EBIT as a % of revenue	7.7%	3.9%	11.4%	7.2%	8.7%	0.4%	17.7%	6.4%		4.1%
EBIT as a % of value-add revenue	11.9%	5.9%	14.8%	10.6%	8.7%	0.4%	17.7%	6.4%		5.4%

Adjusted EBIT	$52	$19	$32	$103	$30	$13	$11	$54	$(21)	$136

Adjusted EBIT as a % of revenue	7.9%	4.1%	11.8%	7.4%	9.7%	5.5%	17.7%	8.9%		6.8%
Adjusted EBIT as a % of value-add revenue	12.2%	6.3%	15.3%	11.0%	9.7%	5.5%	17.7%	8.9%		8.8%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,851	$1,835	$1,037	$5,723	$1,313	$944	$229	$2,486	$-	$8,209

Less: Substrate sales	1,007	664	245	1,916	-	-	-	-	-	1,916

Value-add revenues	$1,844	$1,171	$792	$3,807	$1,313	$944	$229	$2,486	$-	$6,293

EBIT	$244	$52	$121	$417	$155	$(5)	$39	$189	$(87)	$519

EBIT as a % of revenue	8.6%	2.8%	11.7%	7.3%	11.8%	-0.5%	17.0%	7.6%		6.3%
EBIT as a % of value-add revenue	13.2%	4.4%	15.3%	11.0%	11.8%	-0.5%	17.0%	7.6%		8.2%

Adjusted EBIT	$244	$58	$125	$427	$157	$44	$41	$242	$(83)	$586

Adjusted EBIT as a % of revenue	8.6%	3.2%	12.1%	7.5%	12.0%	4.7%	17.9%	9.7%		7.1%
Adjusted EBIT as a % of value-add revenue	13.2%	5.0%	15.8%	11.2%	12.0%	4.7%	17.9%	9.7%		9.3%

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,815	$1,974	$1,022	$5,811	$1,351	$1,032	$226	$2,609	$-	$8,420

Less: Substrate sales	1,045	668	221	1,934	-	-	-	-	-	1,934

Value-add revenues	$1,770	$1,306	$801	$3,877	$1,351	$1,032	$226	$2,609	$-	$6,486

EBIT	$237	$59	$101	$397	$143	$40	$36	$219	$(124)	$492

EBIT as a % of revenue	8.4%	3.0%	9.9%	6.8%	10.6%	3.9%	15.9%	8.4%		5.8%
EBIT as a % of value-add revenue	13.4%	4.5%	12.6%	10.2%	10.6%	3.9%	15.9%	8.4%		7.6%

Adjusted EBIT	$238	$73	$107	$418	$149	$62	$37	$248	$(89)	$577

Adjusted EBIT as a % of revenue	8.5%	3.7%	10.5%	7.2%	11.0%	6.0%	16.4%	9.5%		6.9%
Adjusted EBIT as a % of value-add revenue	13.4%	5.6%	13.4%	10.8%	11.0%	6.0%	16.4%	9.5%		8.9%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (3)
Adjusted EBIT as a Percentage of Value-add Revenue
Unaudited
(Millions except percents)

	2015	2014	2013	2012	2011	2010	2009	2008	2007

Net sales and operating revenues	$8,209	$8,420	$7,964	$7,363	$7,205	$5,937	$4,649	$5,916	$6,184

Less: Substrate sales	1,916	1,934	1,835	1,660	1,678	1,284	966	1,492	1,673

Value-add revenues (2)	$6,293	$6,486	$6,129	$5,703	$5,527	$4,653	$3,683	$4,424	$4,511

EBIT	$519	$492	$424	$428	$379	$281	$92	$(3)	$252

Adjustments (reflect non-GAAP measures):

Restructuring and related expenses	63	49	78	13	8	19	21	40	25

Pullman recoveries	-	-	-	(5)	-	-	-	-	-

Asset impairment charge	-	-	-	7	-	-	-	-	-

Goodwill impairment	-	-	-	-	11	-	-	114	-

Bad debt charge	-	4	-	-	-	-	-	-	-

Pension/Postretirement charges	4	32	-	-	-	6	-	-	-

Environmental reserves	-	-	-	-	-	-	5	-	-

New aftermarket customer changeover costs	-	-	-	-	-	-	-	7	5

Adjusted EBIT (non-GAAP Financial Measures) (3)	$586	$577	$502	$443	$398	$306	$118	$158	$282

Adjusted EBIT as a % of value-add revenue (4)	9.3%	8.9%	8.2%	7.8%	7.2%	6.6%	3.2%	3.6%	6.3%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact.

(3) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents adjusted EBIT as a percentage of value-add revenue to assist investors in evaluating the company’s operational performance without the impact of substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP REVENUE AND EARNINGS MEASURES
Unaudited
(Millions except percents)

	YTD 2015
			Adjusted EBIT
			as a % of
	Value-add		value-add
	revenues	Adjusted EBIT	revenue (1)

Total	$6,293	$586	9.3%

Currency	(508)	(64)

Total after currency adjustment	$6,801	$650	9.6%

(1) Tenneco presents the above reconciliations in order to reflect value-add revenues and adjusted EBIT separately from the effects of doing business in currencies other than the U.S. dollar. Presenting adjusted EBIT as a percent of value-add revenue excluding currency assists investors in evaluating the company's operational performance.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2015
	Q4			YTD
		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$76	$26	$50	$330	$115	$215
Europe, South America & India	68	27	41	281	113	168
Asia Pacific	31	11	20	119	44	75
Total Clean Air Division	175	64	111	730	272	458

Total Ride Performance Division	56	-	56	248	-	248

Total Tenneco Inc.	$231	$64	$167	$978	$272	$706

	2014
	Q4			YTD
		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$81	$33	$48	$355	$146	$209
Europe, South America & India	75	30	45	347	137	210
Asia Pacific	23	9	14	118	43	75
Total Clean Air Division	179	72	107	820	326	494

Total Ride Performance Division	66	-	66	276	-	276

Total Tenneco Inc.	$245	$72	$173	$1,096	$326	$770

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco
Investor inquiries:
Linae Golla, 847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson, 847-482-5807
bdawson@tenneco.com